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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


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
Date of report (Date of earliest event reported)   September 15, 2004 (September 13, 2004)
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                                 The Knot, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                        0-28271                 13-3895178
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(State or other jurisdiction            (Commission             (IRS Employer
      of incorporation)                 File Number)         Identification No.)

     462 Broadway, 6th Floor, New York, New York                 10013
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     (Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code  (212) 219-8555
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          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))







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ITEM 1.01. Entry into a Material Definitive Agreement.

On September 13, 2004, The Knot, Inc. ("The Knot") entered into an Agreement of Settlement and Mutual Release with America Online, Inc. ("AOL"), a wholly owned subsidiary of Time Warner Inc. (the "Settlement"), pursuant to which The Knot will make a cash payment of $1.2 million to AOL constituting full and final settlement of amounts due with respect to the Amended and Restated Anchor Tenant Agreement effective July 23, 1999 between The Knot and AOL. As a result of the Settlement, The Knot will reverse a previously recorded liability of $2.4 million and reflect a non-cash benefit of $1.2 million in the quarter ended September 30, 2004.

The Knot believes that Time Warner Inc. and AOL beneficially owned 5.6% of The Knot's common stock as of September 13, 2004, based in part upon information set forth in a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2004 by Time Warner, Inc.







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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                               THE KNOT, INC.
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                                                (Registrant)


    September 15, 2004                      /s/ RICHARD E. SZEFC
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           Date                               Richard E. Szefc
                                          Chief Financial Officer